UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2023 (March 12, 2023)

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Summary of Agreements with QPRC Finance III LLC (“QF3”)

On March 12, 2023, the Company and its newly formed wholly-owned subsidiary, Harbor Island Dynamic LLC (“Harbor”), entered into a series of agreements, all dated March 12, 2023, with QF3, a non-affiliated party, including a prepaid forward purchase agreement (the “Purchase Agreement”), a security agreement (the “Security Agreement”), a patent security agreement (the “Patent Security Agreement” together with the Security Agreement, the Patent Security Agreement, and the Purchase Agreement, the “Investment Documents”) pursuant to which, at the closing held contemporaneously with the execution of the agreements:

(i)	Pursuant to the Purchase Agreement, QF3 agreed to make available to the Company a financing facility of: (a) up to $4,000,000 for operating expenses; (b) $3,300,000 to fund the cash portion of the purchase price of a patent portfolio Harbor is to purchase from Tower Semiconductor Ltd. (“Tower”); and (c) up to an additional $25,000,000 for the acquisition of mutually agreed patent rights that the Company would intend to monetize. In return, the Company transferred to QF3 a right to receive a portion of net proceeds generated from the monetization of those patents, including the patent portfolio being acquired from Tower. The terms of the Purchase Agreement are described under “QF3 Purchase Agreement.”

(ii)	Pursuant to the Security Agreement, the Company’s obligations under the Purchase Agreement with QF3 are secured by: (a) the value of anything received from the monetization of the intellectual property rights covered by the Security Agreement; (b) the patents (as defined in the Security Agreement); (c) all general intangibles now or hereafter arising from or related to the foregoing (a) and (b); and (d) proceeds (including, without limitation, cash proceeds and insurance proceeds) and products of the foregoing (a)-(c).

(iii)	Pursuant to the Patent Security Agreement, the Company and Harbor granted QF3 a first priority continuing security interest in and lien upon Collateral covered by the Security Agreement. The Patent Security Agreement is the instrument that is filed with the United States Patent and Trademark Office and other government agencies to perfect QF3’s security interest in the Collateral.

The Company intends to use $3,300,000 of proceeds from the QF3 financing as the cash portion of the purchase price of a ten-patent portfolio (the “HID Portfolio”) from Tower Semiconductor Ltd. (“Tower”); pursuant to an agreement under which Harbor retains a negotiated return on an amount equal to the cash purchase price plus any costs and fees incurred by Tower, after which Tower is entitled to a portion of net proceeds, as defined in the agreement, realized, if any. QF3 has wired the funds to the Company, subject to obtaining the execution by Intelligent Partners LLC of the intercreditor agreement describe below prior to March 17, 2023 (or such later date as may be acceptable to QF3). Upon receipt of the intercreditor agreement, the Company will acquire the HID Portfolio from Tower. If the intercreditor agreement is not signed the funds will be returned to QF3.

QF3 Purchase Agreement

Pursuant to the Purchase Agreement, QF3 agreed to make available to us a financing facility of: (a) up to $4,000,000 for operating expenses; (b) $3,300,000 to fund the cash payment portion of the purchase of a patent portfolio from Tower Semiconductor Ltd. (“Tower”); and (c) up to an additional $25,000,000 for the acquisition of mutually agreed additional patent rights that the Company would intend to monetize. In return, the Company transferred to QF3 the right to receive a portion of net proceeds generated from the monetization of those patents. After QF3 has received a negotiated rate of return, the Company and QF3 shall share net proceeds equally until QF3 shall have achieved its Investment Return (as defined therein). Thereafter, we shall retain 100% of all net proceeds. Except in an Event of Default, as defined therein, all payments by us to QF3 pursuant to the Purchase Agreement are non-recourse and shall be paid only if and after net proceeds from monetization of the patent rights owned or acquire by us are received, or to be received.

Events of Default include any breach of the Investment Documents, including non-payment, material misrepresentation, security interest compromise, criminal indictment or felony conviction of one or our officers or directors, our current chief executive no longer serving as our chief executive or as a director, the occurrence of any Event of Default under the Restructure Agreement with Intelligent Partners, LLC, as defined therein, and our insolvency. In addition to all rights and remedies available under law and the Investment Documents, upon and Event of Default, QF3 may: (i) declare the Investment Return immediately due and payable, (ii) except in the event of our insolvency, declare an amount equal to the aggregate amount of the capital provided pursuant to the Purchase Agreement, plus a late charge, immediately due and payable, or (iii) cease making capital available to us.

Under the agreement, QF3 may terminate capital advances other than in an Event of Default by giving written notice to us in which case QF3’s interest in Net Proceeds shall be an amount equal to the greater of (i) the capital advanced to us plus interest at the prime rate, on the one hand, and (ii) Net Proceeds received by QF3 prior to the date of such termination.

Grant of Security Interests

Pursuant to the Security Agreement and Patent Security Agreement, payment of our obligations under the Purchase Agreement with QF3 are secured by (a) ) the value of anything received from the monetization of the intellectual property rights covered by the Security Agreement; (b) the patents (as defined in the Security Agreement); (c) all general intangibles now or hereafter arising from or related to the foregoing (a) and (b); and (d) proceeds (including, without limitation, cash proceeds and insurance proceeds) and products of the foregoing (a)-(c).

Intercreditor Agreement

In connection with the agreements with QF3, the Company, Harbor, Quest Licensing Corporation, Quest NetTech Corporation, Mariner IC Inc., Semcon IP Inc., IC Kinetics Inc., CXT Systems Inc., M-Red Inc., and Audio Messaging Inc. are to enter into an intercreditor agreement with QF3 and Intelligent Partners, LLC which provides for the priority of QF3 in the collateral under the Investment Documents. As of March 16, 2023, the intercreditor agreement has not been executed by Intelligent Partners, LLC. If the intercreditor agreement is not signed the funds will be returned to QF3.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Number	Description
99.1*	Purchase Agreement dated March 12, 2023 among the Company, Harbor Island Dynamic LLC and QPRC Finance III LLC
99.2	Ex. A to Purchase Agreement – Security Agreement dated March 12, 2023 among the Company, Harbor Island Dynamic LLC and QPRC Finance III LLC
99.3	Ex. B to Purchase Agreement – Patent Security Agreement dated March 12, 2023 among the Company, Harbor Island Dynamic LLC and QPRC Finance III LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential information has been deleted from this Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: March 16, 2023	By:	/s/ Jon C. Scahill
Jon C. Scahill
Title: Chief Executive Officer

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